Exhibit 4.1

                             AMENDMENT TO INDENTURE

      AMENDMENT TO INDENTURE, dated as of May 5, 2003, by and among Century Aluminum Company, a Delaware corporation (the "Company"), the Guarantors party hereto, and Wilmington Trust Company, a Delaware banking corporation, as Trustee.

                              W I T N E S S E T H:

      WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of April 2, 2001 (the "Indenture"), relating to the Company's 11 3/4% Senior Secured First Mortgage Notes due 2008;

      WHEREAS, pursuant to Section 9.01(a)(1) of the Indenture, the Company and the Trustee desire to amend the Indenture to cure a defect in the Indenture; and

      WHEREAS, the Company has satisfied all the conditions set forth in Sections 9.04 and 12.04 of the Indenture necessary for the execution and delivery of this Amendment to Indenture;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound, the parties to this Amendment to Indenture hereby agree as follows:

      SECTION 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

      SECTION 2. The Indenture is hereby amended to correct the definition of "Consolidated Net Income" in Section 1.01 of the Indenture, so that clause (5) of such definition shall be and read as follows:

             "(5) any net after-tax extraordinary gains and losses;"

      SECTION 3. This Amendment to Indenture shall be governed by and construed in accordance with the laws of the State of New York.

      SECTION 4. This Amendment to Indenture may be signed in various counterparts which together will constitute one and the same instrument.

      SECTION 5. This Amendment to Indenture is an amendment to the Indenture and the Indenture and this Amendment to Indenture will henceforth be read together.

      SECTION 6. The Trustee makes no representation as to the validity or adequacy of this Amendment to Indenture or the recitals contained herein.

      SECTION 7. This Amendment is intended to cure a defect in the Indenture and shall be effective in all respects as of the original date of the Indenture.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first stated above.

                                       CENTURY ALUMINUM COMPANY

                                       By: /s/ Peter C. McGuire
                                       Name:  Peter C. McGuire
                                       Title: Vice President and Assistant
                                              Secretary


                                       WILMINGTON TRUST COMPANY,
                                           as Trustee

                                       By: /s/ Kristin Long
                                       Name:  Kristin Long
                                       Title: Account Manager


                                       CENTURY OF WEST VIRGINIA, INC.,
                                           as Guarantor

                                       By: /s/ Peter C. McGuire
                                       Name:  Peter C. McGuire
                                       Title: Vice President and Assistant
                                              Secretary


                                       BERKELEY ALUMINUM, INC.
                                           as Guarantor

                                       By: /s/ Peter C. McGuire
                                       Name:  Peter C. McGuire
                                       Title: Vice President and Assistant
                                              Secretary


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

                                       VIRGIN ISLANDS ALUMINA
                                           CORPORATION LLC, as Guarantor

                                       By: /s/ Peter C. McGuire
                                       Name:  Peter C. McGuire
                                       Title: Assistant Secretary


                                       CENTURY KENTUCKY, INC.
                                           as Guarantor

                                       By: /s/ Peter C. McGuire
                                       Name:  Peter C. McGuire
                                       Title: Assistant Secretary


                                       METALSCO LTD., as Guarantor

                                       By: /s/ Peter C. McGuire
                                       Name:  Peter C. McGuire
                                       Title: Assistant Secretary


                                       SKYLINER, INC., as Guarantor

                                       By: /s/ Peter C. McGuire
                                       Name:  Peter C. McGuire
                                       Title: Assistant Secretary


                                       NSA, LTD., as Guarantor

                                       By: /s/ Peter C. McGuire
                                       Name:  Peter C. McGuire
                                       Title: Assistant Secretary


                                       HANCOCK ALUMINUM, LLC,
                                           as Guarantor

                                       By: /s/ Peter C. McGuire
                                       Name:  Peter C. McGuire
                                       Title: Vice President and Assistant
                                              Secretary


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